EXHIBIT 5
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                                     May 9, 2003

          Securities and Exchange Commission
          Judiciary Plaza
          450 Fifth Street, N.W.
          Washington, D.C.  20549

               RE:  NEWELL RUBBERMAID INC.- REGISTRATION OF
                    DEFERRED COMPENSATION OBLIGATIONS ON FORM S-8
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          Ladies and Gentlemen:

               We have acted as counsel to Newell Rubbermaid Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering the registration of an aggregate amount of $30,000,000 of Deferred Compensation Obligations, which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Newell Rubbermaid Inc. 2002 Deferred Compensation Plan (the "Plan").

               In this connection we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

               Based on the foregoing, it is our opinion that, when issued in accordance with the terms of the Plan, and pursuant to the Registration Statement, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors rights or by general equity principles.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             SCHIFF HARDIN & WAITE


                                             By:  /s/ Lauralyn G. Bengel
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                                                  Lauralyn G. Bengel